Exhibit 15.2

CONSENT OF SEWARD & KISSEL LLP

Reference is made to the annual report on Form 20-F of Golden Ocean Group Limited (the “Company”) for the fiscal year ended December 31, 2019 (the “Annual Report”) and the registration statement on Form F-3 (Registration No. 333-232709) of the Company, including the prospectuses contained therein (the “Registration Statement”). We hereby consent to (i) the filing of this letter as an exhibit to the Annual Report, which is incorporated by reference into the Registration Statement and (ii) each reference to us and the discussions of advice provided by us in the Annual Report under the section “Item 10. Additional Information-E. Taxation” and to the incorporation by reference of the same in the Registration Statement without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to any part of the Registration Statements.

/s/ Seward & Kissel LLP

New York, New York
March 12, 2020